INNODATA CORPORATION

                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 5, 1998

TO  THE  STOCKHOLDERS  OF  INNODATA  CORPORATION:

     The Annual Meeting of Stockholders of Innodata Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 11:00 A.M. on Thursday, November 5, 1998, for the following purposes:

(1) To elect eight Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To approve the 1998 Stock Option Plan authorizing the Company to issue options to acquire up to 300,000 shares of Common Stock to officers, directors, employees and consultants;

(3) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ended December 31, 1998; and

(4) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 1997 and the Financial Report for the six months ended June 30, 1998 and 1997 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on October 1, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.

                                   By  Order  of  the  Board  of  Directors,


                                   Martin  Kaye
                                   Secretary

Brooklyn,  New  York
October  5,  1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                              INNODATA CORPORATION
                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217


                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 11:00 A.M. on Thursday, November 5, 1998 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about October 5, 1998 to all stockholders of record on October 1, 1998 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies FOR the election of the eight nominees for director named herein, FOR the 1998 Stock Option Plan and FOR the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 410,863 votes, or approximately 27.9% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                                VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 1,473,819 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 31, 1998 information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors, and
(iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o Company, 95 Rockwell Place, Brooklyn, NY 11217.

                                 SHARES OWNED BENEFICIALLY (1)
                                 -----------------------------
                                 AMOUNT
                                 AND NATURE
NAME AND ADDRESS OF              OF BENEFICIAL         PERCENT
BENEFICIAL OWNER                 OWNERSHIP             OF CLASS

Track Data Corporation (2)          214,748               14.4%

Barry Hertz (3)                     245,881               16.4%

Todd Solomon (4)                    225,098               14.8%

Jack Abuhoff (5)                     31,724                2.1%

Martin Kaye (6)                      19,999                1.3%

Stephen Agress (7)                    6,000                  *

William Schieffelin (8)              10,499                  *

Jurgen Tanpho (8)                     3,082                  *

Albert Drillick (9)                   4,986                  *

Dr. E. Bruce Fredrikson (10)
Syracuse University
School of Management
Syracuse, NY 13244                    6,832                  *

Morton Mackof (9)                     4,986                  *

Stanley Stern (9)                     2,411                  *

Heartland Advisors, Inc.
790 N. Milwaukee Street
Milwaukee, WI 53202                 124,999                8.5%

All Officers and Directors
as a Group (11 persons)
(3)(4)(5)(6)(7)(8)(9)(10)           561,498               34.8%
______________________________

*  Less  than  1%.
1. Except as noted otherwise, all shares are owned beneficially and of record. Includes shares pursuant to options presently exercisable or which are Exercisable within 60 days. Based on 1,473,819 shares outstanding.
2.    Consists  of  214,748  shares  owned by Track Data Corporation, which is
Majority owned  by  Mr.  Hertz.
3. Includes 214,748 shares owned by Track Data Corporation, which is majority owned by Mr. Hertz, 2,800 shares held in a pension plan for the benefit of Mr. Hertz and currently exercisable options to purchase 28,333 shares of Common Stock.
4. Includes currently exercisable options to purchase 45,116 shares of Common Stock.
5. Includes currently exercisable options to purchase 22,724 shares of Common Stock.
6. Includes currently exercisable options to purchase 16,666 shares of Common Stock.
7. Includes currently exercisable options to purchase 5,000 shares of Common Stock.
8. Consists of shares issuable upon exercise of currently exercisable Options granted under the Company's Stock Option Plans.
9. Includes currently exercisable options to purchase 833 shares of Common Stock and 4,153 shares for Messrs. Drillick and Mackof and 1,578 shares for Mr. Stern held in the Track Data Phantom Unit Trust to be released upon termination of association with the Company or Track Data Corporation, or earlier with approval of the Board of Directors.
10. Includes currently exercisable options to purchase 3,333 shares of Common Stock.

                          ITEM I. ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election of Barry Hertz, Todd Solomon, Jack Abuhoff, Albert Drillick, Dr. E. Bruce Fredrikson, Martin Kaye, Morton Mackof and Stanley Stern to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

OFFICERS  AND  DIRECTORS

     The  officers  and  directors  of  the  Company  are  as  follows:

NAME                     AGE  POSITION
-----------------------  ---  ------------------------------------------------

Barry Hertz               48  Chairman of the Board of Directors

Todd Solomon              36  Vice Chairman of the Board of Directors and
                              Consultant

Jack Abuhoff              37  President, Chief Executive Officer and Director

Martin Kaye               51  Executive Vice President, Chief Financial Officer,
                              Secretary and Director

William Schieffelin       50  Vice President - Business Development

Stephen Agress            37  Vice President - Finance

Jurgen Tanpho             33  Vice President - Operations

Dr. Albert Drillick       52  Director

Dr. E. Bruce Fredrikson   60  Director

Morton Mackof             50  Director

Stanley Stern             48  Director


     BARRY HERTZ has been Chairman since 1988 and Chief Executive Officer of the Company until August 1995. He founded Track Data Corporation ("Track") in 1981. He was Track's sole stockholder and Chief Executive Officer until its merger (the "Merger") on March 31, 1996 with Global Market Information, Inc. ("Global"), a public company co-founded by Mr. Hertz, who was its Chairman and Chief Executive Officer. Upon consummation of the Merger, Global changed its name to Track Data Corporation ("TDC"). Mr. Hertz holds a B.S. degree in mathematics from Brooklyn College (1971) and an M.S. degree in computer science from New York University (1973).

     TODD SOLOMON has been Vice Chairman and consultant to the Company since his resignation as President and CEO on September 15, 1997. He served as President and a Director of the Company since its founding by him in 1988. He had been Chief Executive Officer since August 1995. Mr. Solomon was President of Ruck Associates, an executive recruiting firm from 1986 until 1987. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986). He was also a director of TDC until his resignation in December 1997.

     JACK ABUHOFF was retained as President and CEO effective September 15, 1997. He has been a Director of the Company since its founding. From 1995 to 1997 he was Chief Operating Officer of CRC, an international systems integration and outsourcing firm. From 1992 to 1994, he was employed by Chadbourne & Parke, engaged in Sino-American technology joint ventures. He practiced international corporate law with White & Case from 1986 to 1992. He holds an A.B. degree from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

     MARTIN KAYE has been Chief Financial Officer of the Company since October 1993 and was elected Vice President - Finance in August 1995 and was elected Executive Vice President in March 1998. He has been a Director since March 1995. He is a certified public accountant and serves as Vice President of Finance and a Director of TDC. Mr. Kaye had been an audit partner with Deloitte & Touche for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

     WILLIAM SCHIEFFELIN was elected Vice President - Business Development in March 1998. He joined the Company in July 1996. Prior thereto, he was employed by the Research Institute of America Group for seven years, serving most recently as Vice President, Strategic Alliances. Mr. Schieffelin holds a B.A. from Baylor University (1970) and a J.D. degree from the University of Texas School of Law (1973).

     STEPHEN AGRESS was elected Vice President - Finance in March 1998. He served as Corporate Controller since joining the Company in August 1995. Mr. Agress is a certified public accountant and had been a senior audit manager with Deloitte & Touche for more than five years prior to his resignation in 1995. Mr. Agress holds a B.S. in accounting from Yeshiva University (1982).

     JURGEN TANPHO was elected Vice President - Operations in March 1998. He served in various management capacities since joining the Company in 1991, most recently in the position of Assistant to the President of Manila Operations. He holds a B.S. degree in industrial engineering from the University of the Philippines (1981).

     DR. ALBERT DRILLICK has been a Director of the Company since 1990. He has served as a director of applications and senior systems analyst for TDC for more than the past five years. He holds a Ph.D. degree in mathematics from New York University Courant Institute (1971).

     DR. E. BRUCE FREDRIKSON has been a Director of the Company since August 1993. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. Dr. Fredrikson has a B.A. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. He is a director of Eagle Finance Corp., a company which acquires and services non-prime automobile installment sales contracts. He is also an independent general partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P. He is also a director of TDC.

     MORTON MACKOF has been a Director of the Company since April 1993. He is President and CEO of Third Millennium Technology Inc., a company involved in information technology consulting and software development. He had been executive vice president of Track since February 1991 and was elected its President in December 1994, and since the Merger served as President of TDC. He resigned as President in November 1996. From 1986 to 1991, he was president of Medical Leasing of America, Inc. From 1981 to 1986 he was vice president of sales with Fonar Corp. He holds a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute (1970) and did graduate work in computer science. He is also a director of TDC.

     STANLEY STERN has been a Director of the Company since August 1988. He was chief operating officer of Track, and in predecessor positions, for more than five years and since the Merger was Executive Vice President of TDC until his resignation in December 1996. Mr. Stern holds a B.B.A. from Baruch College
(1973).  He  was also a director of TDC until his resignation in September 1997.

     There are no family relationships between or among any directors or officers of the Company. A.S. Goldmen & Co., Inc., the underwriter of the Company's initial public offering of its common stock, is entitled to designate one member of the Board of Directors until August 9, 1998. No such member has been elected to date. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board.

MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four meetings during the year ended December 31, 1997. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period in 1997 such person served as director.

     Dr. Fredrikson and Mr. Stern served on the Company's Audit Committee. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee did not meet separately during 1997. The Board of Directors does not have a Compensation or Nominating Committee. The Board of Directors has designated Messrs. Stern and Fredrikson to serve as administrators of the Company's 1994 and 1995 Stock Option Plans.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT

     The Company believes that during the period from January 1, 1997 through December 31, 1997 all officers, directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements.

EXECUTIVE  COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services to the Company during the three fiscal years ended December 31, 1997 to those executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                         ANNUAL COMPENSATION
                                         ----------------------  NUMBER OF
                                                                 STOCK
NAME AND PRINCIPAL         CALENDAR                              OPTIONS
POSITION                   YEAR          SALARY        BONUS     AWARDED

Jack Abuhoff                 1997       $ 37,500       $ -       114,500
President, CEO since
September 1997

Barry Hertz                  1997       $ 50,000       $ -        13,333
Chairman                     1996         50,000         -             -
                             1995              -         -        15,000

Todd Solomon                 1997       $209,166       $ -        20,333
President, CEO through       1996        231,000         -        10,333
September 1997, Vice         1995        222,814         -        10,333
Chairman of the Board
and Consultant thereafter



The above compensation does not include certain insurance and other personal benefits, the total value of which does not exceed as to any named officer, the lesser of $50,000 or 10% of such person's cash compensation. The Company has not granted any stock appreciation rights nor does it have any "long-term incentive plans," other than its stock option plans.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

              NUMBER OF  PERCENT OF TOTAL OPTIONS                    EXPIR-
              OPTIONS    GRANTED TO EMPLOYEES IN    EXERCISE PRICE   ATION
NAME          GRANTED    FISCAL YEAR                PER SHARE        DATE

Jack Abuhoff    114,500         61%                      *            9/2002
Barry Hertz      13,333          7%                    $3.00         12/2002
Todd Solomon     20,333         11%                    $3.00         10/2002


*     11,166  @  $3.00;  16,666  @  $6.00;  23,333 @ $9.00; 30,000 @ $12.00; and
33,333  @  $21.00



The options become exercisable the earlier of (i) ninety days before the expiration of the five year term; (ii) the date the market price is at least $7.50 for ten consecutive trading days; or (iii) in the event of a sale of the Company where a third party acquires more than 50% of the Company.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                          FISCAL YEAR END OPTION VALUES
<BTB>
                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
              SHARES       OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
              AQUIRED      YEAR END                    AT FISCAL YEAR END
              ON           EXERCISABLE                 EXERCISABLE
NAME          EXERCISE     /UNEXERCISABLE              /UNEXERCISABLE
Jack Abuhoff   None          6,183/114,500                $-0-/$-0-

Barry Hertz    None         32,000/18,333                 $-0-/$-0-

Todd Solomon   None         61,366/30,666                 $-0-/$-0-

DIRECTORS  COMPENSATION

     Dr. E. Bruce Fredrikson and Jack Abuhoff were compensated at the rate of $1,250 and $833 per month, respectively, plus out-of-pocket expenses for each meeting attended. No other director is The affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present, is required to elect directors, to approve the adoption of the 1998 Stock Option Plan and to approve the selection of auditors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 410,863 votes, or approximately 27.9% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before June 7, 1999 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.


                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Brooklyn,  New  York                    By  Order  of  the  Board  of Directors
October  5,  1998


                                        Martin  Kaye,  Secretary

                                    EXHIBIT A
                                    ---------

                              INNODATA CORPORATION
                             1998 STOCK OPTION PLAN

     There is hereby established a 1998 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees and others who render services to Innodata Corporation or its subsidiaries (the "Company") of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

1. PURPOSE: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

2. THE STOCK: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 300,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3.     TYPES OF OPTIONS:  Options granted under the Plan shall be in the form of
(i) incentive stock options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options which do not qualify under such Section ("NSO's"), or both, in the discretion of the Board of Directors or any committee appointed by the Board (each, the "Committee"). The status of each Option shall be identified in the Option Agreement.

4.     ELIGIBILITY:

    (a) ISO's may be granted to such employees (including officers and directors who are employees) of the Company as the Committee shall select from time to time.

    (b) NSO's may be granted to such employees (including officers and directors) of the Company, and to other persons who render services to the Company, as the Committee shall select from time to time.

5.     GENERAL TERMS OF OPTIONS:

    (a) OPTION PRICE. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be fixed by the Committee but shall in any case not be less than:

        (i) the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Stockholder,

        (ii) 110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Stockholder, and


        (iii) the fair market value on the date of grant in the case of NSO's.

A "10% Stockholder" means an individual who within the meaning of Section 422(b)(6) of the Code owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

    (b) PERIOD OF OPTION VESTING. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Stockholder shall be exercisable more than five years after the date of grant.

    (c) SPECIAL RULE FOR ISO'S. The aggregate fair market value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

    (d) EFFECT OF TERMINATION OF EMPLOYMENT.

        (i) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with or rendering of other services to the Company.

        (ii) However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee:

             (A) prior to the 60th day after the date on which employment terminated, if termination was other than by reason of death; and

             (B) within the twelve-month period next succeeding the death of the Optionee, if termination is by reason of death.

         (iii) The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

    (e) PAYMENT FOR SHARES OF COMMON STOCK. Upon exercise of an Option, the Optionee shall make full payment of the Option Price:

        (i)    in  cash,  or,

        (ii) with the consent of the Committee and to the extent permitted by it:

             (A) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company'searnings,


              (B) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee,

              (C) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price,

              (D) any  combination  of any of the foregoing.

    (f) OPTION EXERCISES. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 5(e) above.

    (g) NON-TRANSFERABILITY OF OPTION. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. If an Optionee should die while in the employ of the Company, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee. Notwithstanding the foregoing, if so provided in an agreement between the Company and the Optionee, an Optionee may transfer his or her Options to immediate family members or trusts for their benefit or partnerships in which immediate family members are the only partners, without consideration, and subject to the same terms and conditions as were applicable to the Options immediately prior to their transfer.

6.     OTHER PLAN TERMS:

    (a) Number of Options which may be Granted to, and Number of Shares of Common Stock which may be Acquired by Employees.

        (i) The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code, with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

        (ii)The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

    (b) PERIOD OF GRANT OF OPTIONS. Options may be granted at any time under the Plan, provided that Options which are granted before the Plan has been approved by the stockholders of the Company shall be exercisable only after the Plan is approved by such stockholders. However, no Option shall be granted under the Plan after July 9, 2008.

    (c) EFFECT OF CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of Common Stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

    (d) OPTIONEES NOT STOCKHOLDERS. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

7. OPTION AGREEMENT: The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

8.     CERTAIN DEFINITIONS:

    (a) FAIR MARKET VALUE. As used in the Plan, the term "fair market value" shall mean as of any date:

        (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances

        (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

        (iii) if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

    (b) SUBSIDIARY AND PARENT. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

9. NOT AN EMPLOYMENT CONTRACT: Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

10.     WITHOLDING TAXES:

    (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

    (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

    (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

11.     AGREEMENTS AND REPRESENTATIONS OF OPTIONEES:

As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

12.     ADMINISTRATION OF THE PLAN:

    (a) The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors of the Company (the "Committee") consisting of not less than two Directors.

    (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options.

    (c) Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Plan, the fair market value of the common stock, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 12 shall be conclusive.

    (d) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

    (e) The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

13.  AMENDMENT AND DISCONTINUANCE OF THE PLAN:

    (a) The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the stockholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

    (b) The Company intends that Options designated by the Committee as ISO's shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISO's not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the stockholders of the Company.

14. OTHER CONDITIONS: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

15. APPROVAL; EFFECTIVE DATE; GOVERNING LAW: The Plan was adopted by the Board of Directors on July 9, 1998 and is to be submitted to stockholders for their approval at the first meeting of stockholders following such date. The Plan shall terminate if not approved by stockholders. The Plan shall be interpreted in accordance with the internal laws of the State of New York.

                                                                   FORM OF PROXY

                              INNODATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, November 5, 1998, and hereby appoints Barry Hertz and Martin Kaye, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1.  Election  of  Directors:

     / / For  all  nominees  listed  below      / / Withhold  authority
         (except  as  indicated)                    to  vote  for  all
                                                    nominees  listed  below

To withhold authority for any individual nominee, strike through that nominee's name in the list below.

       Barry  Hertz        Todd  Solomon         Morton  Mackof
       Jack  Abuhoff       Martin  Kaye          Stanley  Stern
       Albert  Drillick    E. Bruce  Fredrikson

2.  Approval  of  the  1998  Stock  Option  Plan:

        / / For         / / Against        / / Abstain

3.  Ratification of the selection of Grant Thornton LLP as independent auditors:

        / / For         / / Against        / / Abstain

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR APPROVAL OF THE 1998 STOCK OPTION PLAN, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

          Dated:                  ,  1998
                -----------------

          Signature(s)  of  Stockholder
                                       ------------------------

          (Title,  if  appropriate)
                                   ----------------------------

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.